UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2007

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24699	62-1742957

(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

200 Talcott Avenue South
Watertown, Massachusetts	02472

(Address of Principal Executive Offices)	(Zip Code)

(617) 673-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 25, 2007, Bright Horizons Family Solutions, Inc. (the “Company”) issued a press release regarding its financial results for the third quarter ended September 30, 2007. Included in the press release is a calculation of earnings before interest, taxes, depreciation and amortization (“EBITDA”). Management of the Company believes that EBITDA is a useful tool for comparing the Company’s operating results with the operating results of other companies in the childcare industry. We have provided EBITDA in previous earnings releases and believe that providing it now aids investors when they are comparing prior periods. EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States, and should not be considered as an alternative to net income for purposes of evaluating our results of operations. The press release announcing the financial results for the third quarter is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release issued by Bright Horizons Family Solutions, Inc. dated October 25, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.
By:	/s/ Elizabeth J. Boland
Elizabeth J. Boland
Chief Financial Officer

Date: October 25, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Bright Horizons Family Solutions, Inc. dated October 25, 2007.